Real Estate Appraisal Report

Ref. No. (100) Chun-Yi-Gu-C7GR1108004

Principal: Da-Chuang Enterprise Management Consulting Inc.

Subject: Land

Location of Land: Lot No. 163, 164, 233, Darong Section, Beitun District, Taichung Municipal

Price of Appraisal: NTD 71,034,316

Date of Appraisal: August 26, 2011

Pricing Date: August 26, 2011

Chun Yi Property Appraisal & Consulting

Fl. 13-3, No. 128-3, Sec. 2, Taichungkang Rd., Xitun District, 40757, Taichung Municipal

Fl. 7-5, No. 17, Sec. 1, Chengde Rd., Datong District, 10351, Taipei Municipal

Fl. 4-8, No. 56, Min-sheng I Road, XInxing District, Kaohsiung Municipal

Tel: 04-2451-6059, 02-2559-6050, 07-229-6059

Fax: 04-2451-6049, 02-2559-6051, 07-222-7461

http://www.asset.com.tw

Email: service02@wauyuan.com

Summary of Appraisal Report

1.	Ref. No. C7GR1108004

2.	Principal: Da Chuang Enterprise Management Consulting Inc.

3.	Basic Information:

I.	Appraised Subject: Land with Lot. No. 163, 164, 233, Darong Section, Beitun District, Taichung Municipal

II.	Total Land Area: 37,273.68 Square Meters, or m2 (11,275.2882 Ping); 1m2 = 0.3025 Ping, or 1ping = 3.305785 m2

III.	Zoning: Landscape

IV.	Owner(s): Liao Chi Sheng(1/2), Chang Cheng Sung(1/2)

V.	Current Use of Appraised Subject: Shaw

4.	Precondition of Appraisal:

I.	Purpose of Appraisal: Contributions in Kind

II.	Type of Price: Normal Price

III.	Pricing Date: August 26, 2011 (date to determine the price)

IV.	Reconnaissance Date: August 26, 2011 (date to analyze the appraised subject in person)

5.	Land Value Increment Tax and Net Value calculated based on Publicly Announced Current Land Value:

I.	Total Land Value Increment Tax based on Publicly Announced Current Land Value of This Year: NTD 220,504

II.	Net Land Value Following Deducting Land Value Increment Tax: NTD 70,813,812

6.	Other Right in rem: None

7.	Conclusion of Appraisal Value:

The Appraised Subject would be the real estate that is located in Lot No. 163, 164, 233, Darong Section, Beitun District, Taichung Municipal. This Report aims to be the reference for determining the land value in event of contributions in kind. Type of Price is normal, and Pricing Date is August 26, 2011. Considering the basic information of the Appraised Subject provided by the Principal, the fair estimated price of the Appraised Subject is analyzed per status quo of current real estate market.

Appraiser if this firm makes a professional analysis of property right, general factors, regional factors and respective factors of the Appraised Subject, status quo of real estate market, and most effective use of the Appraised Subject, and, based on the comparison approach, determines the final price as below.

Price of Appraised Subject:

I.	Price of the Appraised Subject: NTD 71,034,316

II.	Final Price of the Appraised Subject: NTD 71,034,316

Above Result only provides a reference for the value of Appraised Subject under purpose of appraisal. One who uses this report should carefully read the content so as to avoid a misuse of the appraisal result.

Lot No.	Land Area (Ping)	Zoning	Price
Lot No. 163 Darong Section	3,756.1667	Landscape	23,663,850
Lot No. 164 Daong Section	4,414.4279	Landscape	27,810,896
Lot No. 233 Darong Section	3,104.6936	Landscape	19,559,570
	11,275.2882		71,034,316

8.	Appraiser’s Name and Document No.

Doctrine of Appraisers:

I.	Appraisers shall, in respect of professional and objective, perform fairly and honestly, and not to forge any result of appraisal.

II.	Appraisers shall not appraise properties connected to themselves or their associated firms.

III.	Appraisers shall not leak any principal’s or client’s trade secrets which are aware due to appraisers’ own duties.

IV.	Unless remuneration paid under normal appraisal tasks, appraisers are not allowed to charge any extra fee under any cause.

V.	To avoid mistaking appraisal, Appraisers shall not accept any commission in case the appraisal tasks are beyond the appraisers’ capability.

VI.	Appraisers may not draft an appraisal report failing to meet their professional criteria in case they are asked or treated by principals to do so.

Appraisers shall obey doctrines described above and appraise fairly and objectively under their professional skills and knowledge. Contents of this appraisal report shall be guaranteed to be without any fraudulence and concealment.

Appraisal Assistant: Hu Yao Chi (Signature)

Appraiser: Jian Wu Chi

Appraiser’s Seal or Signature: (Signuature)

Appraiser’s Certificate No. (91) Tai-Nei-Gu-000091

Appraiser’s Business No. (100) Taipei-Gu-000172

Appraiser’s Association No. (100) Taipei-Gu-Zheng-0162